EXHIBIT 11.1

                     TRANSPORT CORPORATION OF AMERICA, INC.
                    Computation of Earnings per Common Share


                                                          THREE MONTHS ENDED DECEMBER 31
                                                  ---------------------------------------------
                                                     1997             1996            1995
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
Net earnings                                      $ 2,300,080     $  1,732,910    $  1,342,964
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Average number of common
     shares outstanding                             6,589,431        6,496,039       6,420,205

Dilutive effect of outstanding stock
     options and warrants                             155,225          239,145         293,510
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Average number of common and common
     equivalent shares outstanding                  6,744,656        6,735,184       6,713,715
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Basic earnings per share                          $      0.35     $       0.27    $       0.21

Diluted earnings per share                        $      0.34     $       0.26    $       0.20


                                                             YEARS ENDED DECEMBER 31
                                                  ----------------------------------------------
                                                     1997              1996            1995
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Net earnings                                      $ 7,751,545     $   6,293,899    $  6,106,107
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Average number of common
     shares outstanding                             6,568,444         6,441,723       6,360,992

Dilutive effect of outstanding stock
     options and warrants                             165,908           276,628         348,230
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Average number of common and common
     equivalent shares outstanding                  6,734,352         6,718,351       6,709,222
------------------------------------------------------------------------------------------------

Basic earnings per share                          $      1.18     $        0.98    $       0.96

Diluted earnings per share                        $      1.15     $        0.94    $       0.91
